EXHIBIT 99.1
CONTANGO ORE, INC.

NEWS RELEASE

Contango ORE Announces Private Placement of Common Stock

March 22, 2013 – HOUSTON, TEXAS – Contango ORE, Inc. (“Company”) (OTCBB: CTGO) announced today that it has completed the issuance and sale of an aggregate of 1,230,999 units (“Units”) at a price of $12.00 per Unit with each Unit consisting of (i) one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) a five-year warrant to purchase one (1) share of Common Stock at $10.00 per share (the “Warrant”), in a private placement to certain investors (the “Investors”) pursuant to a Subscription Agreement between the Company and each Investor. The Company will use the approximately $14.2 million in net proceeds of the private placement to fund its 2013 exploration program in Alaska. Assuming success on our initial drill holes on new prospects, we anticipate spending approximately $13 million on exploration expenses and general corporate purposes. The Company will spend approximately $5 million in the first phase of drilling, review the results of the early drilling, and will allocate the remaining capital towards the prospects that offer the best potential for hosting commercial quantities of gold and/or copper resources. The Units sold were not registered under the Securities Act of 1933, as amended, but the Common Stock issued in the offering and the shares of Common Stock issued upon exercise of the Warrants are subject to a Registration Rights Agreement allowing the shares to be registered by the holders at a future date. Petrie Partners Securities, LLC acted as sole placement agent in connection with the transaction.

Brad Juneau, the Company’s President and Chief Executive Officer, said “Our 2013 exploration season is about to begin and this capital raise fully funds our planned program for 2013. We will have two or three exploration rigs drilling approximately 60-85 core holes on our Tetlin Lease this summer as well as completing additional airborne geophysics, reconnaissance exploration and environmental studies. For a more complete description of our planned program, visit our website at www.contangoore.com. Both our Chairman, Kenneth R. Peak, and I have each personally invested $1.0 million in this offering and are obviously enthused about our potential for success.”

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Contango ORE, Inc. (CORE) is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contango ORE, Inc.                         For information, contact:
3700 Buffalo Speedway, Suite 960    Brad Juneau
Houston, Texas 77098    (713) 805-4086
www.contangoore.com